Exhibit 10.72
                                MODIFICATION TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Modification to Second Amended and Restated Loan and Security Agreement (this “Modification”) is entered into by and between CHORDIANT SOFTWARE, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of this June _30_, 2008, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Second Amended and Restated Loan and Security Agreement (Accounts and Inventory) dated March 8, 2006, which was subsequently amended pursuant to that certain letter agreement dated March 11, 2008.  The Loan and Security Agreement and each modification shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1. Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2. Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a) Clause b. of Section 2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“b.           In connection with the financial accommodations provided to Borrower under this Agreement, an annual fee in the amount of Eight Thousand Five Hundred Dollars ($8,500), which shall be due and payable in arrears on June _30_, 2009, and which shall be fully earned and non-refundable on the date of payment thereof.  In the event that this Agreement is terminated prior to any such payment date, Borrower shall pay to Bank the ratable portion of the annual fee accrued since the last payment date through any such termination date.”

(b) Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.1           This Agreement shall remain in full force and effect until June 7, 2010, unless earlier terminated by notice by Borrower. Notice of such termination by Borrower shall be effectuated by mailing of a registered or certified letter not less than thirty (30) days prior to the effective date of such termination, addressed to Bank at the address set forth herein and the termination shall be effective as of the date so fixed in such notice.”

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(c) Notwithstanding anything to the contrary in the Agreement, the address for all notices to the Borrower shall be amended as follows:

“Address for Borrower Notices:

20400 Stevens Creek Blvd
Suite 400
Cupertino, California 95014
Attention: Chief Financial Officer
Fax number: (408) 517-0270”.

3. Recertification of Authority.  Borrower certifies to Bank that:

(a)           the Amended and Restated Certificate of Incorporation and Bylaws of Borrower delivered to Bank on or about March 8, 2006 remain in full force and effect and have not been amended, rescinded or repealed in any respect, except the Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the State of Delaware, Secretary of State, Division of Corporations on February 15, 2007 (a copy of which has been delivered to the Bank); and

(b)           Borrower is in good standing in the State of Delaware and under each jurisdiction in which it is authorized to do business, including the State of California.

4. Legal Effect. The effectiveness of this Modification is conditioned upon receipt by Bank of this Modification, and any other documents which Bank may require to carry out the terms hereof.

(1)	this Modification and any other documents which Bank may require to carry out the terms hereof,

(2)	a commitment fee in the amount of $8,500, which shall be fully earned and non-refundable on the date of payment thereof, and

(3)	all other fees and expenses of the Bank (including legal fees and expenses) incurred in connection with the negotiation, investigation and drafting of this Modification.

Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

5. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

CHORDIANT SOFTWARE, INC.		COMERICA BANK

By:	/s/ Peter Norman	By:	/s/ Robert R. Shutt

Its:	CHIEF FINANCIAL OFFICER	Its:	SVP

By:

Its:

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